
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from Krupp
Realty Fund 5 Financial Statements for the twelve months ended December
31, 1998 and is qualified in its entirety by reference to such financial statements.
</LEGEND>

<PERIOD-TYPE>                   12-MOS
<FISCAL-YEAR-END>                          DEC-31-1998
<PERIOD-END>                               DEC-31-1998
<CASH>                                       2,101,415
<SECURITIES>                                         0
<RECEIVABLES>                                  780,538<F1>
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                             2,767,572
<PP&E>                                      74,447,714<F2>
<DEPRECIATION>                            (45,375,530)<F3>
<TOTAL-ASSETS>                              34,721,709
<CURRENT-LIABILITIES>                        3,849,574
<BONDS>                                     41,836,237<F4>
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                  (10,964,102)<F5>
<OTHER-SE>                                           0
<TOTAL-LIABILITY-AND-EQUITY>                34,721,709
<SALES>                                              0
<TOTAL-REVENUES>                            15,100,395<F6>
<CGS>                                                0
<TOTAL-COSTS>                                        0
<OTHER-EXPENSES>                            11,406,704<F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           3,000,780
<INCOME-PRETAX>                                      0
<INCOME-TAX>                                         0
<INCOME-CONTINUING>                                  0
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   692,911<F8>
<EPS-PRIMARY>                                        0<F8>
<EPS-DILUTED>                                        0<F8>

<F1>Includes all receivables grouped in "prepaid expenses and other assets" on the Balance Sheet.
<F2>Multi-family complexes of $73,882,342 and deferred expenses of $565,372.
<F3>Accumulated depreciaton of $45,292,687 and accumulated amortization of deferred expenses of $82,843.
<F4>Represents mortgage notes payable.
<F5>Represents total deficit of the General Partners and Limited Partners of
($413,665) and ($10,550,437), respectively.
<F6>Includes all revenue of the Partnership.
<F7>Includes operating expenses of $5,564,553, real estate taxes of $2,117,434 and depreciaton and amortization of $3,724,717.
<F8>Net income allocated $6,929 to the General Partners and $685,982 to the
Limited Partners. Average net income per Unit Of Limited Partners interest is $18.31 on 35,200 Units outstanding.

